UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fitzwilliam Court 1st Floor Leeson Close
Dublin 2, Ireland,		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 30, 2024, Iterum Therapeutics plc (the “Company”), in connection with the positive topline results for its Phase 3 REASSURE Clinical Trial of Oral Sulopenem in uncomplicated urinary tract infections (“uUTI”), issued a press release and provided an investor presentation, which will be made available on the Company’s website.

A copy of the press release and investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K (this “Current Report”). The information set forth in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 attached hereto is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On January 30, 2024, the Company announced positive topline results from its Phase 3 REASSURE Clinical Trial of Oral Sulopenem in uUTIs. The trial was conducted under special protocol assessment (“SPA”) agreement with the U.S. Food and Drug Administration (“FDA”). Results demonstrate that oral sulopenem was non-inferior to Augmentin® with respect to the trial’s primary endpoint, overall response (combined clinical cure plus microbiologic eradication) at the test-of-cure (“TOC”) visit in the microbiological-modified-intent-to-treat susceptible (“m-MITTS”) population. Oral sulopenem showed overall success in 61.7% of patients compared to 55.0% for Augmentin®, demonstrating statistically significant superiority of oral sulopenem versus Augmentin®. Oral sulopenem showed overall success in 61.7% of patients compared to 55.0% for Augmentin® demonstrating statistically significant superiority of oral sulopenem versus Augmentin®. Favorable overall response rates at TOC were 61.7% versus 55.0% for oral sulopenem and Augmentin®, respectively.

Both oral sulopenem and Augmentin® were well tolerated in this trial with discontinuations due to adverse events occurring in <1% of patients on both regimens. No serious adverse events (“SAE”) were reported in patients receiving oral sulopenem, while five SAEs occurred in patients receiving Augmentin®, with no drug-related SAEs. The safety profile for oral sulopenem was consistent with those observed in each of the previously conducted Phase 3 trials, with no new safety signals observed beyond those associated with β-lactams.

In addition to achieving non-inferiority for the primary endpoint of overall response at the TOC visit in the Augmentin®-susceptible population in the REASSURE trial, the lower limit of the 95% confidence interval around the treatment difference was above zero, indicating statistical superiority of oral sulopenem over Augmentin® for the treatment of uUTI. Furthermore, consistent results were observed for all key secondary efficacy endpoints in this population.

The REASSURE trial is designed as a non-inferiority (10% margin) trial comparing oral sulopenem and Augmentin® in the Augmentin®-susceptible population and is entitled “A prospective, Phase 3, randomized, multi-center, double-blind study of the efficacy, tolerability, and safety of oral sulopenem etzadroxil/probenecid versus oral amoxicillin/clavulanate for treatment of uncomplicated urinary tract infections (“uUTI”) in adult women.” If the lower bound of the 95% CI is greater than -10%, non-inferiority of oral sulopenem over Augmentin® would be concluded under the trial's statistical analysis plan. If the lower bound of the 95% CI is greater than 0%, superiority of oral sulopenem over Augmentin® would be concluded under the trial's statistical analysis plan. Patients were randomized to receive either oral sulopenem twice daily for five days or Augmentin® twice daily for five days. The primary endpoint was the overall response (clinical and microbiologic combined response) at Day 12 (+/- 1 day) (TOC) of the trial. The trial enrolled 2,222 patients and is being conducted under a SPA agreement with the FDA.

The Company expects to resubmit the New Drug Application (“NDA”) for oral sulopenem to the U.S. Food and Drug Administration (“FDA”) in the second quarter of 2024. Provided that the resubmitted NDA addresses all of the deficiencies identified in the Complete Response Letter (“CRL”) the Company received from the FDA in July 2021, the Company expects that the FDA will complete its review and take action in the fourth quarter of 2024 (six months from the date the FDA receives the resubmitted NDA). At the same time, the Company plans to focus on a strategic process to sell, license, or otherwise dispose of its rights to sulopenem with the goal of maximizing value for its stakeholders. The Company cannot provide any commitment regarding when or if this strategic process will result in any type of transaction and no assurance can be given that the Company will determine to pursue a potential sale, licensing arrangement or other disposition of its rights to sulopenem.

Cautionary Note Regarding Forward-looking Statements

This Current Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation the Company's ability to address the deficiencies set out in the complete response letter received in July 2021, the expected timing of resubmission of the NDA, the expected timing of review by the FDA and the Company’s strategic process to sell, license, or otherwise dispose of its rights to sulopenem to maximise value for its stakeholders. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including uncertainties inherent in the conduct of clinical and non-clinical development, changes in regulatory requirements or decisions of regulatory authorities, the timing or likelihood of regulatory filings and approvals, including the potential resubmission of the NDA for oral sulopenem, changes in public policy or legislation, commercialization plans and timelines, if oral sulopenem is approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the Company’s ability to maintain its listing on the Nasdaq Capital Market, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s pursuit of strategic alternatives, including the terms, timing, structure, value, benefits and costs of any strategic process and the Company’s ability to complete one at all and other factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this press release. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits relate to Items 7.01 and 8.01, and shall be deemed to be furnished, and not filed:

Number	Exhibit Description

99.1	Press Release of Iterum Therapeutics plc, dated January 30, 2024
99.2	Investor Presentation, dated January 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	January 30, 2024	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer